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                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)



                                                  Nine
                                                 Months
                                                  Ended                     Year Ended September 30,
                                                June 30,        -----------------------------------------------
                                                  1998          1997          1996          1995         1994
                                                  ----          ----          ----          ----         ----
EARNINGS:
Earnings before income taxes                    $61,301       $63,275       $61,717       $39,759       $41,244
Interest expense                                 12,847        16,696        15,921        16,632        16,482
Amortization of debt discount and expense           149           176           173           206           187
Interest component of rental expense              1,222         1,887         1,838         1,604         1,344
                                                -------       -------       -------       -------       -------
                                                $75,519       $82,034       $79,649       $58,201       $59,257
                                                =======       =======       =======       =======       =======

FIXED CHARGES:
Interest expense                                $12,847       $16,696       $15,921       $16,632       $16,482
Amortization of debt discount and expense           149           176           173           206           187
Allowance for funds used during
      construction (capitalized interest)            30           114           107            65           136
Interest component of rental expense              1,222         1,887         1,838         1,604         1,344
                                                -------       -------       -------       -------       -------
                                                $14,248       $18,873       $18,039       $18,507       $18,149
                                                =======       =======       =======       =======       =======

Ratio of earnings to fixed charges                 5.30          4.35          4.42          3.14          3.27
                                                =======       =======       =======       =======       =======